                                                                    Exhibit 23.1




                       Independent Accountants' Consent



The Board of Directors
Metris Companies Inc.:


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Metris Companies Inc. of our report dated January 17, 2001, relating to the consolidated balance sheets of Metris Companies Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2000.


/s/ KPMG LLP

Minneapolis, Minnesota
May 11, 2001